Exhibit 5.1

[Letterhead of Leggett & Platt, Incorporated]

December 12, 2001

Ladies and Gentlemen:

         I am Vice President, General Counsel and Secretary of Leggett & Platt, Incorporated, a Missouri corporation (the "Company"), and in such capacity I am familiar with Post-Effective Amendment No. 1 to Registration Statement No. 33-54431 on Form S-8 to which this opinion is filed as an exhibit (the "Registration Statement"), which includes as Exhibit 4.1 the Company's amended and restated Stock Bonus Plan (the "Plan").

        I have examined originals or copies, certified or otherwise, identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I deemed necessary for the purposes of the opinion expressed herein. I have assumed the genuineness of all signatures on all documents examined by me, the authenticity of all documents submitted to me as originals, and the conformity to authentic originals of all documents submitted to me as certified or photostatic copies. I have also assumed the due authorization, execution and delivery of all documents.

        On the basis of the foregoing, I am of the opinion that when the Registration Statement, including any amendments thereto, shall have become effective under the Securities Act, and the Shares have been issued in accordance with the terms of the Plan, then the Shares will be legally issued, fully paid and nonassessable.

        This opinion is not rendered with respect to any laws other than the laws of the State of Missouri.

        I consent to the filing of this opinion as an exhibit to the Registration Statement. I also consent to your filing copies of this opinion as an exhibit to the Registration Statement with such agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Shares. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Yours truly, /s/ Ernest C. Jett Ernest C. Jett Vice President, General Counsel and Secretary